UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2017 (January 18, 2017)

MICRONET ENERTEC TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35850	27-0016420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28 West Grand Avenue, Suite 3, Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

(201) 225-0190

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2017, the Board of Directors of Micronet Enertec Technologies, Inc. (the “Company”) appointed Mr. Oren Harari to serve as its Chief Financial Officer, effective immediately. In conjunction with Mr. Harari’s appointment, the Company entered into an employment agreement with Mr. Harari dated January 18, 2017 (the “Employment Agreement”).

Prior to joining the Company, from January 2012 to October 2014, Mr. Harari, age 42, served as Chief Financial Officer at 3i-Mind, a software defense company (part of AGT International – a defense integrator), from September 2008 to October 2011 as Chief Financial Officer of Raysat Antenna Systems, a satellite telecommunication company (defense & commercial) and Finance Manager of Telrad Connegy (the PBX division of Telrad Networks). Mr. Harari is a licensed Certified Public Accountant (Israel) and holds an MBA in Accounting and Corporate Finance from the College of Management and Business Administration, Tel Aviv.

Pursuant to the Employment Agreement, Mr. Harari will receive: (i) a monthly company cost of 45,780 NIS (equal to approximately US$12,050 based on an exchange rate of 3.8 NIS to US$1 as of January 18, 2017); (ii) shall be entitled to mobile phone and automobile maintenance reimbursement; (iii) shall be entitled to receive certain bonuses in the event of certain transactions pursuant to the terms and conditions set forth in the Employment Agreement; and (iv) shall be entitled to customary Israeli pension funds and other social benefits. The Employment Agreement is not limited to a certain duration. The Employment Agreement is terminable by either party at any time by providing 60 days’ prior written notice. The Employment Agreement also contains customary confidentiality, non-competition and non-solicitation provisions. In addition, the Company agreed to issue Mr. Harari a stock option to purchase 100,000 shares of the Company’s common stock at an exercise price of $4.30 per share, with such option vesting as follows: (i) 1/4 vesting immediately; and (ii) 1/4 vesting on each of the first three annual anniversaries of the date of grant.

No family relationships exist between Mr. Harari and any of the Company's directors or other executive officers. There are no arrangements between Mr. Harari and any other person pursuant to which Mr. Harari was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Harari has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

The Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing is only a brief description of the material terms of the Employment Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Personal Employment Agreement, dated January 18, 2017, between the Company and Oren Harari.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRONET ENERTEC TECHNOLOGIES, INC.

Dated: January 18, 2017	By:	/s/ David Lucatz
Name: David Lucatz
Title: President and Chief Executive Officer

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